Exhibit 99.1

          Equity Residential Reports Second Quarter Results;
          Second Quarter Same-Store NOI Increases 7.6 Percent

    CHICAGO--(BUSINESS WIRE)--Aug. 1, 2006--Equity Residential (NYSE:EQR) today reported results for the quarter and six months ended June 30, 2006. All per share results are reported on a fully diluted basis.
    "Our second quarter performance, with same-store NOI growth of 7.6 percent, reflects both the continuing strength of the multifamily business, as well as the progress we have made in transforming our portfolio," said David J. Neithercut, Equity Residential's President and CEO. "We are creating value for our shareholders by focusing on markets and properties which will generate better long term returns as evidenced by the second quarter same-store results of our 2004 and first quarter 2005 acquisitions, which achieved 12.5 percent and 16.8 percent NOI growth, respectively."

    Second Quarter 2006

    For the quarter ended June 30, 2006, the company reported earnings of $0.51 per share compared to $0.44 per share in the second quarter of 2005. The quarterly increase is primarily attributable to higher gains on property sales as well as the items discussed below.
    Funds from Operations (FFO) for the quarter ended June 30, 2006 were $0.61 per share compared to $0.56 per share in the same period of 2005. The increase is primarily attributable to continued improvement in "same-store" net operating income and excellent growth from new acquisitions.
    On June 28, 2006, the company announced that it had entered into an agreement to sell its Lexford Housing Division. At that time, the company revised its guidance range for second quarter FFO to $0.56 to $0.58 per share from $0.55 to $0.60 per share due to an anticipated second quarter 2006 charge of $0.02 per share related to the early extinguishment of certain debt encumbering that portfolio. That charge will be incurred when the debt is extinguished, which is anticipated to occur concurrently with the closing of the sale, expected in the fourth quarter of 2006. As a result of the above as well as very positive property performance, the reported second quarter FFO of $0.61 per share exceeded the high end of the company's original guidance range by $0.01 per share.
    Total revenues from continuing operations for the quarter were $491.9 million compared to $415.2 million in the second quarter of 2005. The primary components of this $76.7 million increase in revenues include the properties acquired in 2005 and early 2006 as well as strong same store performance.

    Six Months Ended June 30, 2006

    For the six months ended June 30, 2006, the company reported earnings of $1.76 per share compared to $1.19 per share in the same period of 2005.
    FFO for the six months ended June 30, 2006 were $1.17 per share compared to $1.30 per share in the same period of 2005. This decrease was primarily attributable to a $0.18 per share decrease in other income due to the gain recognized in 2005 from eBay's acquisition of the company's interest in Rent.com.
    Total revenues from continuing operations for the six months ended June 30, 2006 were $963.7 million compared to $814.3 million in the same period of 2005.

    Same-Store Results

    On a same-store second quarter to second quarter comparison, which includes 132,093 units, revenues increased 5.9 percent, expenses increased 3.5 percent and NOI increased 7.6 percent. The increase in same-store revenues was driven primarily by increases in rental rate and a decrease in concessions.
    On a same-store six-month to six-month comparison, which includes 129,965 units, revenues increased 6.0 percent, expenses increased 4.5 percent and NOI increased 7.0 percent.
    All same-store results exclude the Lexford Housing Division.

    Same-Store and FFO Guidance

    "The continued improvement in the performance of our properties in the second quarter and first six months of the year and our new expectations for the second half of the year lead us to raise our guidance for same-store revenues and NOI and lower our expense guidance for the year," said Mr. Neithercut. "This guidance is not affected by the removal of the Lexford portfolio from our same-store results. The Lexford revenue and expense numbers are tracking similarly to our conventional same-store portfolio."
    "We are leaving unchanged our 2006 FFO guidance of $2.30 to $2.50 per share, because the sale of the Lexford portfolio, which is a very positive step in our portfolio reconfiguration, will result in $0.05 per share of FFO dilution for the full year and result in the company generating FFO in the middle of that range. It is important to note, however, that this dilution will be partially offset by a reduction in capital expenditures."

                    Same-Store Guidance Assumptions
                    -------------------------------

                 New                      Previous
                 ---                      --------
Revenues        5.25% to 5.75%           4.75% to 5.75%
Expenses        2.5% to 3.5%             4.25% to 5.25%
NOI             6.5% to 8.0%             4.5% to 6.5%

    Portfolio Reconfiguration

    During the second quarter of 2006, the company acquired seven properties, consisting of 2,143 units, for an aggregate purchase price of $430.6 million at an average capitalization (cap) rate of 4.8 percent, and three land parcels for $62.3 million.
    Also during the quarter, the company sold 13 properties, consisting of 2,418 units, for an aggregate sale price of $229.6 million at an average cap rate of 5.3 percent generating an unlevered internal rate of return (IRR) of 11.1 percent. In addition, the company sold 354 condominium units for $72.1 million and one land parcel for $0.9 million.
    In the first six months of 2006, the company acquired 18 properties, consisting of 4,922 units, for an aggregate purchase price of $937.2 million at an average cap rate of 4.9 percent, and five land parcels for $76.5 million.
    During the six months ended June 30, 2006, the company sold 38 properties, consisting of 10,528 units, for an aggregate sale price of $1.0 billion at an average cap rate of 5.5 percent generating an unlevered IRR of 12.2 percent. In addition, the company sold 525 condominium units for $107.2 million and one land parcel for $0.9 million.

    Lexford Housing Division Sale

    On June 28, 2006, Equity Residential announced that it agreed to sell its Lexford Housing Division, comprised of 289 properties consisting of 27,115 apartment units and a property management business based in Columbus, Ohio, for a cash purchase price of $1.086 billion. The purchase price is equivalent to $40,052 per apartment unit and a cap rate, after capital replacements of $400 per apartment unit, on 2006 net operating income of 7.4 percent. The sale is expected to close in the fourth quarter of 2006 and generate a total book gain of approximately $430 million and an unlevered IRR of 15 percent.

    Third Quarter 2006 Results

    Equity Residential expects to announce third quarter 2006 results on Tuesday, October 31, 2006 and host a conference call to discuss those results at 1:00 p.m. CT on Wednesday, November 1, 2006.
    Equity Residential is the largest publicly traded apartment company in America. Nationwide, Equity Residential owns or has investments in 898 properties, in 31 states and the District of Columbia, consisting of 191,582 units. For more information on Equity Residential, please visit our website at www.equityresidential.com.

    Forward-Looking Statements

    In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential's management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityresidential.com. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
    A live webcast of the company's conference call discussing these results and outlook for 2006 will take place tomorrow, Wednesday, August 2, at 10:00 a.m. Central. Please visit the Investor Information section of the company's Web site at www.equityresidential.com for the link. A replay of the webcast will be available for two weeks at this site.


                          EQUITY RESIDENTIAL
                 CONSOLIDATED STATEMENTS OF OPERATIONS
             (Amounts in thousands except per share data)
                              (Unaudited)

                            Six Months Ended        Quarter Ended
                                June 30,               June 30,
                          ---------------------  ---------------------
                             2006       2005        2006       2005
                          ---------- ----------  ---------- ----------
REVENUES
    Rental income          $958,911   $808,922    $489,619   $412,207
    Fee and asset
     management               4,807      5,362       2,320      3,023
                          ---------- ----------  ---------- ----------

        Total revenues      963,718    814,284     491,939    415,230
                          ---------- ----------  ---------- ----------

EXPENSES
    Property and
     maintenance            252,447    217,248     127,549    111,134
    Real estate taxes and
     insurance               97,079     86,632      49,354     43,371
    Property management      46,664     41,407      23,067     20,796
    Fee and asset
     management               4,326      4,176       2,158      2,076
    Depreciation            271,924    212,238     139,906    107,832
    General and
     administrative          23,190     31,502       9,584     13,758
                          ---------- ----------  ---------- ----------

        Total expenses      695,630    593,203     351,618    298,967
                          ---------- ----------  ---------- ----------

Operating income            268,088    221,081     140,321    116,263

    Interest and other
     income                   4,365     62,270       2,011      2,790
    Interest:
         Expense incurred,
          net              (209,049)  (173,728)   (104,117)   (89,167)
         Amortization of
          deferred
          financing costs    (4,513)    (3,230)     (1,770)    (1,566)
                          ---------- ----------  ---------- ----------

Income before allocation to
 Minority Interests, loss
 from investments in
 unconsolidated entities, net
 gain (loss) on sales of
 unconsolidated entities and
 land parcels and
 discontinued
 operations                  58,891    106,393      36,445     28,320
Allocation to Minority
 Interests:
     Operating
      Partnership, net       (2,305)    (5,685)     (1,673)      (823)
     Preference Interests
      and Units              (1,556)    (5,279)       (457)    (1,391)
     Partially Owned
      Properties             (2,068)     2,296        (547)       819
     Premium on redemption
      of Preference
      Interests                (683)    (4,112)         (9)    (2,384)
Loss from investments in
 unconsolidated entities       (375)      (215)       (145)      (157)
Net gain on sales of
 unconsolidated entities        352        124          23          -
Net gain (loss) on sales
 of land parcels                246     10,366         246         (2)
                          ---------- ----------  ---------- ----------
Income from continuing
 operations, net of
 minority interests          52,502    103,888      33,883     24,382
Discontinued operations,
 net of minority interests  485,470    264,495     126,274    116,962
                          ---------- ----------  ---------- ----------
Net income                  537,972    368,383     160,157    141,344
Preferred distributions     (20,168)   (26,043)    (10,073)   (13,018)
                          ---------- ----------  ---------- ----------
Net income available to
 Common Shares             $517,804   $342,340    $150,084   $128,326
                          ========== ==========  ========== ==========

Earnings per share -
 basic:
Income from continuing
 operations available to
 Common Shares                $0.11      $0.27       $0.08      $0.04
                          ========== ==========  ========== ==========
Net income available to
 Common Shares                $1.79      $1.20       $0.52      $0.45
                          ========== ==========  ========== ==========
Weighted average Common
 Shares outstanding         289,172    284,899     289,460    285,283
                          ========== ==========  ========== ==========

Earnings per share -
 diluted:
Income from continuing
 operations available to
 Common Shares                $0.11      $0.27       $0.08      $0.04
                          ========== ==========  ========== ==========
Net income available to
 Common Shares                $1.76      $1.19       $0.51      $0.44
                          ========== ==========  ========== ==========
Weighted average Common
 Shares outstanding         314,420    309,362     314,698    309,979
                          ========== ==========  ========== ==========

Distributions declared per
 Common Share outstanding   $0.8850    $0.8650     $0.4425    $0.4325
                          ========== ==========  ========== ==========


                          EQUITY RESIDENTIAL
           CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS
             (Amounts in thousands except per share data)
                              (Unaudited)

                             Six Months Ended        Quarter Ended
                                 June 30,               June 30,
                          ---------------------  ---------------------
                             2006       2005        2006       2005
                          ---------- ----------  ---------- ----------

 Net income                $537,972   $368,383    $160,157   $141,344
 Allocation to Minority
  Interests - Operating
  Partnership, net            2,305      5,685       1,673        823
 Adjustments:
    Depreciation            271,924    212,238     139,906    107,832
    Depreciation - Non-
     real estate additions   (3,682)    (2,685)     (1,886)    (1,391)
    Depreciation -
     Partially Owned and
     Unconsolidated
     Properties               2,563       (638)      1,013       (387)
    Net gain on sales of
     unconsolidated
     entities                  (352)      (124)        (23)         -
    Discontinued
     operations:
         Depreciation        25,429     47,030      10,724     22,368
         Gain on sales of
          discontinued
          operations, net
          of minority
          interests        (469,246)  (231,952)   (121,281)  (100,815)
         Net incremental
          gain on sales of
          condominium
          units              18,553     29,036      11,426     15,554
         Minority
          Interests -
          Operating
          Partnership         1,143      2,374         351      1,178
                          ---------- ----------  ---------- ----------

 FFO (1)(2)                 386,609    429,347     202,060    186,506
 Preferred distributions    (20,168)   (26,043)    (10,073)   (13,018)
                          ---------- ----------  ---------- ----------

 FFO available to Common
  Shares and OP Units -
  basic                    $366,441   $403,304    $191,987   $173,488
                          ========== ==========  ========== ==========

 FFO available to Common
  Shares and OP Units -
  diluted                  $366,917   $403,962    $192,217   $173,806
                          ========== ==========  ========== ==========

 FFO per share and OP Unit
  - basic                     $1.18      $1.32       $0.62      $0.57
                          ========== ==========  ========== ==========

 FFO per share and OP Unit
  - diluted                   $1.17      $1.30       $0.61      $0.56
                          ========== ==========  ========== ==========

 Weighted average Common
  Shares and OP Units
  outstanding - basic       309,678    305,793     310,017    306,190
                          ========== ==========  ========== ==========

 Weighted average Common
  Shares and OP Units
  outstanding - diluted     315,034    310,209     315,289    310,800
                          ========== ==========  ========== ==========


(1) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property.

(2) The Company believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company, because it is a recognized measure of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help compare the operating performance of a company's real estate between periods or as compared to different companies. FFO in and of itself does not represent net income or net cash flows from operating activities in accordance with GAAP. Therefore, FFO should not be exclusively considered as an alternative to net income or to net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.


                          EQUITY RESIDENTIAL
                      CONSOLIDATED BALANCE SHEETS
            (Amounts in thousands except for share amounts)
                              (Unaudited)

                                            June 30,     December 31,
                                              2006           2005
                                          -------------  -------------
ASSETS
Investment in real estate
  Land                                      $3,003,791     $2,848,601
  Depreciable property                      12,763,817     13,336,636
  Projects under development                   242,617        240,980
  Land held for development                    208,437        164,153
                                          -------------  -------------
Investment in real estate                   16,218,662     16,590,370
  Accumulated depreciation                  (2,772,806)    (2,888,140)
                                          -------------  -------------
Investment in real estate, net              13,445,856     13,702,230

Real estate held for sale                      635,270              -
Cash and cash equivalents                       72,172         88,828
Investments in unconsolidated entities           4,733          6,838
Rents receivable                                   879            789
Deposits - restricted                           95,855         77,093
Escrow deposits - mortgage                      28,831         35,225
Deferred financing costs, net                   40,628         40,636
Goodwill, net                                   30,000         30,000
Other assets                                   103,649        117,306
                                          -------------  -------------
       Total assets                        $14,457,873    $14,098,945
                                          =============  =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable                    $3,096,427     $3,379,289
  Mortgage notes payable, held for sale        207,029              -
  Notes, net                                 3,838,697      3,442,784
  Lines of credit                              547,000        769,000
  Accounts payable and accrued expenses        113,855        108,855
  Accrued interest payable                      86,527         78,441
  Rents received in advance and other
   liabilities                                 290,205        302,418
  Security deposits                             60,111         54,823
  Distributions payable                        145,226        145,812
                                          -------------  -------------
       Total liabilities                     8,385,077      8,281,422
                                          -------------  -------------

Commitments and contingencies
Minority Interests:
   Operating Partnership                       367,081        345,034
   Preference Interests and Units               11,684         60,184
   Partially Owned Properties                   20,163         16,965
                                          -------------  -------------
       Total Minority Interests                398,928        422,183
                                          -------------  -------------

Shareholders' equity:
   Preferred Shares of beneficial
    interest, $0.01 par value;
    100,000,000 shares authorized;
    3,264,550 shares issued and
    outstanding as of June 30, 2006
    and 3,323,830 shares issued and
    outstanding as of December 31, 2005        502,614        504,096
   Common Shares of beneficial interest,
    $0.01 par value; 1,000,000,000 shares
    authorized; 290,955,828 shares issued
    and outstanding as of June 30, 2006
    and 289,536,344 shares issued and
    outstanding as of December 31, 2005          2,910          2,895
   Paid in capital                           5,269,054      5,253,188
   Distributions in excess of accumulated
    earnings                                   (89,783)      (350,367)
   Accumulated other comprehensive loss        (10,927)       (14,472)
                                          -------------  -------------
       Total shareholders' equity            5,673,868      5,395,340
                                          -------------  -------------
       Total liabilities and shareholders'
        equity                             $14,457,873    $14,098,945
                                          =============  =============


              Second Quarter 2006 vs. Second Quarter 2005

                Quarter over Quarter Same-Store Results


     $ in Millions - 132,093 Same-Store Units (excludes Lexford)

          Description               Revenues  Expenses   NOI (1)
         -------------             ---------- --------- ---------
            Q2 2006                   $411.6    $158.8    $252.8
            Q2 2005                   $388.5    $153.5    $235.0
                                    --------- --------- ---------
            Change                     $23.1      $5.3     $17.8
                                    ========= ========= =========
            Change                       5.9%      3.5%      7.6%


              Second Quarter 2006 vs. First Quarter 2006

          Sequential Quarter over Quarter Same-Store Results


     $ in Millions - 140,042 Same-Store Units (excludes Lexford)

          Description               Revenues  Expenses   NOI (1)
         -------------             ---------- --------- ---------
            Q2 2006                   $448.2    $172.6    $275.6
            Q1 2006                   $440.1    $174.5    $265.6
                                    --------- --------- ---------
            Change                      $8.1     $(1.9)    $10.0
                                    ========= ========= =========
            Change                       1.8%    (1.1%)      3.8%


                   June YTD 2006 vs. June YTD 2005

                   YTD over YTD Same-Store Results


     $ in Millions - 129,965 Same-Store Units (excludes Lexford)

          Description               Revenues  Expenses   NOI (1)
         -------------             ---------- --------- ---------
           YTD 2006                   $802.5    $314.3    $488.2
           YTD 2005                   $757.2    $300.8    $456.4
                                    --------- --------- ---------
            Change                     $45.3     $13.5     $31.8
                                    ========= ========= =========
            Change                       6.0%      4.5%      7.0%


               Same-Store Statistics (excludes Lexford)

      Occupancy Turnover     Occupancy Turnover     Occupancy Turnover
      --------- --------     --------- --------     --------- --------
   Q2                      Q2                    YTD
  2006    94.6%   16.6%   2006  94.6%   16.6%   2006   94.6%   30.5%
   Q2                      Q1                    YTD
  2005    94.6%   17.3%   2006  94.5%   13.9%   2005   94.4%   31.7%
      --------- --------      -------- --------      -------- --------
Change     0.0%   (0.7%) Change  0.1%    2.7%   Change  0.2%   (1.2%)



(1) The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense, and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company's apartment communities.
    All same store results exclude the Lexford Housing Division.


                    Same Store NOI Reconciliation

             Second Quarter 2006 vs. Second Quarter 2005


The following table presents a reconciliation of operating income per the consolidated statements of operations to NOI for the Second
Quarter 2006 Same Store Properties:

                                                Quarter Ended June 30,
                                                ----------------------
                                                   2006       2005
                                                ----------- ----------
                                                 (Amounts in millions)

Operating income                                    $140.3     $116.3
Adjustments:
     Insurance (1)                                    (2.0)         -
     Non-same store operating results                (34.9)      (2.0)
     Fee and asset management revenue                 (2.3)      (3.0)
     Fee and asset management expense                  2.2        2.1
     Depreciation                                    139.9      107.8
     General and administrative                        9.6       13.8
                                                ----------- ----------

Same store NOI                                      $252.8     $235.0
                                                =========== ==========


                    Same Store NOI Reconciliation

                   June YTD 2006 vs. June YTD 2005

The following table presents a reconciliation of operating income per the consolidated statements of operations to NOI for the Six-Month 2006 Same Store Properties:

                                                    Six Months Ended
                                                         June 30,
                                                 ---------------------
                                                    2006       2005
                                                 ---------- ----------
                                                 (Amounts in millions)

Operating income                                    $268.1     $221.1
Adjustments:
     Insurance (1)                                    (4.9)         -
     Non-same store operating results                (69.6)      (7.2)
     Fee and asset management revenue                 (4.8)      (5.4)
     Fee and asset management expense                  4.3        4.2
     Depreciation                                    271.9      212.2
     General and administrative                       23.2       31.5
                                                 ---------- ----------

Same store NOI                                      $488.2     $456.4
                                                 ========== ==========

(1) Amount represents additional insurance reimbursements.


             Second Quarter 2006 vs. Second Quarter 2005

                     Same-Store Results by Market

                                      --------------------------------
                                      Increase (Decrease) from Prior
                                                  Quarter
   -------------------------------------------------------------------
                       2Q     2Q 2006
                      2006   Weighted
                      % of    Average
                     Actual  Occupancy
   Markets   Units    NOI       %     Revenues Expenses  NOI Occupancy
   -------------------------------------------------------------------
 1 Los
    Angeles    6,079   7.4%     93.8%     6.3%    3.3%   7.7%   (1.4%)
 2 Boston      5,761   6.6%     94.2%     1.7%    8.0%  (2.0%)   0.1%
 3 South
    Florida    7,398   6.5%     93.3%     9.7%    2.5%  14.8%   (1.4%)
 4 San
    Francisco
    Bay Area   5,990   6.4%     96.3%     6.3%    2.7%   8.4%    0.8%
 5 DC Suburban
    Virginia   5,183   5.7%     96.3%     5.5%    1.0%   7.6%    0.0%
 6 Phoenix     9,247   5.6%     94.3%    10.9%    3.6%  16.0%    0.4%
 7 New York
    Metro
    Area       3,406   5.6%     96.8%     8.5%   (0.3%) 13.6%    0.3%
 8 Seattle/
    Tacoma     7,700   5.5%     96.0%     7.5%    5.1%   9.0%    0.3%
 9 Atlanta     8,945   5.0%     95.1%     4.0%    4.5%   3.7%    0.0%
10 Denver      7,425   4.3%     94.4%     3.9%    4.1%   3.7%    0.4%
11 San Diego   3,486   4.0%     93.4%     4.8%    5.4%   4.5%   (1.7%)
12 Dallas/Ft
    Worth      8,339   4.0%     94.8%     4.0%   (0.9%)  9.0%   (0.1%)
13 Orlando     5,465   4.0%     94.7%    10.2%    4.7%  13.6%   (0.8%)
14 New
    England
    (excl
    Boston)    5,823   3.5%     93.8%     2.1%    9.1%  (3.5%)   0.2%
15 Orange Co   3,013   3.4%     94.2%     7.0%    4.2%   8.3%   (0.9%)
16 Inland
    Empire, CA 3,504   3.4%     92.7%     4.4%    4.3%   4.5%   (2.0%)
17 DC
    Suburban
    Maryland   4,325   3.1%     93.6%     4.1%    4.9%   3.5%   (0.6%)
18 Houston     5,282   2.4%     93.5%     6.8%    4.4%   9.6%    1.6%
19 Portland    3,409   1.9%     95.3%     3.3%    4.3%   2.5%    0.9%
20 Raleigh/
    Durham     3,708   1.8%     95.6%     6.8%    3.4%   9.4%    1.7%
             ---------------------------------------------------------
   Top 20
    Markets  113,488  90.1%     94.6%     6.0%    3.8%   7.3%   (0.1%)

   All Other
    Markets   18,605   9.9%     94.7%     5.8%    1.0%   9.9%    0.4%
             ---------------------------------------------------------
   Total     132,093 100.0%     94.6%     5.9%    3.5%   7.6%    0.0%
             =========================================================

Note:  All same store results exclude the Lexford Housing Division.


              Second Quarter 2006 vs. First Quarter 2006

               Sequential Same-Store Results by Market

                                      --------------------------------
                                      Increase (Decrease) from Prior
                                                  Quarter
   -------------------------------------------------------------------
                        2Q    2Q 2006
                       2006  Weighted
                       % of   Average
                     Actual  Occupancy
    Markets   Units    NOI       %    Revenues Expenses  NOI Occupancy
   -------------------------------------------------------------------
 1 New York
    Metro
    Area       5,153   8.5%     96.7%     2.6%   (4.3%)  6.7%     1.1%
 2 Los
    Angeles    6,429   7.1%     93.7%     1.0%   (2.8%)  3.0%   (1.0%)
 3 DC
    Suburban
    Virginia   6,662   6.4%     95.7%     3.7%   (0.6%)  6.0%     1.4%
 4 Seattle/
    Tacoma     8,532   6.4%     96.0%     3.9%   (2.5%)  8.1%     1.4%
 5 South
    Florida    7,662   6.2%     93.2%   (0.7%)   (0.5%) (0.8%)  (3.1%)
 6 Boston      5,761   6.0%     94.2%     0.3%   (5.1%)  4.2%     0.9%
 7 San
    Francisco
    Bay Area   5,990   5.9%     96.3%     3.5%   (5.0%)  8.6%     1.2%
 8 Phoenix     9,247   5.2%     94.3%     1.4%    3.8%   0.1%   (1.6%)
 9 Atlanta     9,275   4.8%     95.1%     2.0%   (1.3%)  4.6%     0.3%
10 Orlando     6,473   4.3%     94.4%     1.9%    4.3%   0.5%   (0.4%)
11 Denver      7,775   4.2%     94.5%     1.0%    3.8%  (0.6%)  (0.4%)
12 San Diego   3,486   3.7%     93.4%     1.0%   (0.1%)  1.6%   (1.4%)
13 Dallas/Ft
    Worth      8,339   3.6%     94.8%     1.3%    1.1%   1.4%     0.6%
14 New
    England
    (excl
    Boston)    5,823   3.2%     93.8%     4.1%   (4.0%) 12.6%     2.7%
15 DC
    Suburban
    Maryland   4,837   3.2%     92.7%     2.6%   (5.0%)  8.0%   (0.4%)
16 Orange Co   3,013   3.2%     94.2%     1.5%   (2.0%)  3.2%   (1.1%)
17 Inland
    Empire,
    CA         3,504   3.1%     92.7%     2.2%   (1.1%)  3.9%     0.1%
18 Houston     5,282   2.2%     93.5%     0.3%    4.1%  (3.4%)  (0.8%)
19 Jackson-
    ville      3,659   2.0%     95.0%     0.9%    0.0%   1.5%   (0.1%)
20 Portland    3,409   1.7%     95.1%     1.8%    2.0%   1.7%     0.2%
             ---------------------------------------------------------
   Top 20
    Markets  120,311  90.7%     94.5%     1.9%   (1.2%)  3.8%     0.0%

   All Other
    Markets   19,731   9.3%     94.8%     1.7%    0.0%   3.1%     0.4%
             ---------------------------------------------------------
   Total     140,042 100.0%     94.6%     1.8%   (1.1%)  3.8%     0.1%
             =========================================================

Note:  All same store results exclude the Lexford Housing Division.


                   June YTD 2006 vs. June YTD 2005

                     Same-Store Results by Market

                                     ---------------------------------
                                      Increase (Decrease) from Prior
                                                  Year
   -------------------------------------------------------------------
                       Jun   Jun YTD
                       YTD     2006
                       2006  Weighted
                      % of   Average
                     Actual  Occupancy
    Markets   Units    NOI      %     Revenues Expenses  NOI Occupancy
   -------------------------------------------------------------------
 1 Los
    Angeles    6,079   7.6%     94.3%     7.1%     4.8%  8.2%   (0.5%)
 2 South
    Florida    7,398   6.8%     94.8%    10.6%     4.2% 15.0%   (0.4%)
 3 Boston      5,761   6.6%     93.8%     2.9%     6.1%  0.9%    0.1%
 4 San
    Francisco
    Bay Area   5,990   6.4%     95.7%     5.3%     5.3%  5.3%    0.4%
 5 Phoenix     9,247   5.8%     95.0%    10.9%     2.7% 16.4%    0.9%
 6 DC
    Suburban
    Virginia   5,183   5.8%     95.6%     6.3%     5.3%  6.7%    0.6%
 7 New York
    Metro
    Area       3,406   5.5%     96.4%     8.6%     2.6% 12.0%    0.5%
 8 Seattle/
    Tacoma     7,153   5.0%     95.4%     7.2%     5.7%  8.2%    0.0%
 9 Atlanta     8,743   4.9%     95.0%     3.2%     5.0%  1.9%   (0.1%)
10 Denver      6,921   4.2%     94.9%     3.2%     3.0%  3.4%    0.6%
11 San Diego   3,486   4.1%     94.0%     5.0%     6.7%  4.2%   (0.9%)
12 Dallas/Ft
    Worth      8,152   4.0%     94.5%     4.0%     0.5%  7.5%   (0.4%)
13 Orlando     5,151   3.8%     94.8%    10.5%     5.4% 13.7%   (0.5%)
14 New
    England
    (excl
    Boston)    5,823   3.5%     92.5%     0.9%     7.9% (4.9%)  (0.9%)
15 Orange Co   3,013   3.5%     94.7%     7.1%     5.7%  7.8%   (0.2%)
16 Inland
    Empire,
     CA        3,504   3.4%     92.7%     5.0%     4.8%  5.1%   (1.5%)
17 DC
    Suburban
    Maryland   4,325   3.1%     93.4%     3.8%     9.3%  0.4%   (0.1%)
18 Houston     5,282   2.5%     93.8%     6.9%     4.8%  9.1%    2.5%
19 Portland    3,409   1.9%     95.2%     3.2%     4.9%  2.0%    0.8%
20 Austin      3,671   1.6%     95.2%     6.4%     3.3% 10.0%    0.0%
             ---------------------------------------------------------
   Top 20
    Markets  111,697  90.0%     94.6%     6.0%     4.8%  6.8%    0.1%

   All Other
    Markets   18,268  10.0%     94.5%     5.7%     2.4%  8.3%    0.8%
             ---------------------------------------------------------
   Total     129,965 100.0%     94.6%     6.0%     4.5%  7.0%    0.2%
             =========================================================

Note:  All same store results exclude the Lexford Housing Division.


                     Portfolio as of June 30, 2006

                                      Properties     Units
                                     ------------ ------------

Wholly Owned Properties                      810      170,221
Partially Owned Properties:
     Consolidated                             42        6,872
     Unconsolidated                           45       10,846
Military Housing (Fee Managed)                 1        3,643
                                     ------------ ------------
                                             898      191,582


                     Portfolio Rollforward Q2 2006

                           Properties   Units    $ Millions  Cap Rate
                          ----------- ---------- ---------- ----------

                3/31/2006        911    192,240
Acquisitions:
     Rental Properties             7      2,143     $430.6        4.8%
     Land Parcels (three)          -          -      $62.3
Dispositions:
     Rental Properties           (13)    (2,418)   $(229.6)       5.3%
     Condominium Units            (2)      (354)    $(72.1)
     Land Parcels (one)            -          -      $(0.9)
Configuration Changes             (5)       (29)
                          ----------- ----------

                6/30/2006        898    191,582


                      Portfolio Rollforward 2006

                           Properties   Units    $ Millions  Cap Rate
                          ----------- ---------- ---------- ----------

               12/31/2005        926    197,404
Acquisitions:
     Rental Properties            18      4,922     $937.2        4.9%
     Land Parcels (five)           -          -      $76.5
Dispositions:
     Rental Properties           (38)   (10,528) $(1,029.5)       5.5%
     Condominium Units            (4)      (525)   $(107.2)
     Land Parcels (one)            -          -      $(0.9)
Completed Developments             1        359
Configuration Changes             (5)       (50)
                          ----------- ----------

                6/30/2006        898    191,582


                          Portfolio Summary
                         As of June 30, 2006

                                                    % of   % of 2006
                                                    Total   Stabilized
             Market           Properties   Units    Units    NOI (1)
                              ----------- -------- ------- -----------

 1  New York Metro Area               17    5,288     2.8%        8.3%
 2  South Florida                     31    9,779     5.1%        7.2%
 3  DC Northern Virginia              21    7,571     4.0%        7.1%
 4  Los Angeles                       33    7,012     3.7%        7.0%
 5  Seattle/Tacoma                    46   10,782     5.6%        6.3%
 6  Boston                            36    6,709     3.5%        5.6%
 7  Atlanta                           35   11,017     5.8%        5.1%
 8  San Francisco Bay Area            26    6,249     3.3%        5.1%
 9  Phoenix                           36   10,381     5.4%        5.0%
10  Denver                            27    8,658     4.5%        4.3%
11  Orlando                           20    6,473     3.4%        4.2%
12  San Diego                         12    3,822     2.0%        4.0%
13  Inland Empire CA                  14    4,355     2.3%        3.6%
14  Dallas/Ft Worth                   34    9,919     5.2%        3.6%
15  DC Suburban Maryland              21    5,145     2.7%        3.2%
16  New England (excl Boston)         41    5,823     3.0%        3.1%
17  Orange County                      8    3,013     1.6%        3.0%
18  Houston                           17    5,282     2.8%        2.2%
19  Jacksonville                      13    3,899     2.0%        2.0%
20  Portland OR                       11    3,713     1.9%        1.7%
                              ----------- -------- ------- -----------

    Top 20 Total                     499  134,890    70.6%       91.6%

21  Raleigh/Durham                    17    4,392     2.3%        1.6%
22  Tampa/Ft Myers                    10    3,141     1.6%        1.4%
23  Austin                            12    3,671     1.9%        1.3%
24  Charlotte                         11    3,391     1.8%        1.0%
25  Nashville                          8    2,325     1.2%        0.9%
26  Central Valley CA                 10    1,595     0.8%        0.5%
27  Minneapolis/St Paul                6      817     0.4%        0.4%
28  Other EQR                         18    4,355     2.2%        1.3%
                              ----------- -------- ------- -----------

    Total                            591  158,577    82.8%      100.0%

    Lexford Portfolio                291   27,248    14.2%        0.0%
    Condominium Conversion            15    2,114     1.1%        0.0%
    Military Housing                   1    3,643     1.9%        0.0%
                              ----------- -------- ------- -----------

    Grand Total                      898  191,582   100.0%      100.0%
                              =========== ======== ======= ===========

(1) Excludes the Lexford Portfolio, which is held for sale and included in discontinued operations.


                   Debt Summary as of June 30, 2006
                        (Amounts in thousands)

                                                             Weighted
                                                  Weighted   Average
                                          % of     Average  Maturities
                            Amounts (1)   Total   Rates (1)  (years)
                            ----------- --------- --------- ----------

Secured                     $3,303,456      43.0%     5.80%       6.4
Unsecured                    4,385,697      57.0%     5.96%       7.2
                            ----------- --------- --------- ----------
   Total                    $7,689,153     100.0%     5.89%       6.8
                            =========== ========= ========= ==========

Fixed Rate Debt:
  Secured - Conventional    $2,455,981      32.0%     6.34%       4.3
  Secured - Tax Exempt          18,317       0.2%     6.49%      18.8
  Unsecured - Public/Private 3,577,307      46.5%     6.09%       7.7
  Unsecured - Tax Exempt       111,390       1.5%     5.10%      22.8
                            ----------- --------- --------- ----------
     Fixed Rate Debt         6,162,995      80.2%     6.17%       6.6
                            ----------- --------- --------- ----------

Floating Rate Debt:
  Secured - Conventional       293,998       3.8%     5.99%       2.2
  Secured - Tax Exempt         535,160       7.0%     3.45%      17.9
  Unsecured - Public           150,000       1.9%     5.85%       2.9
  Unsecured - Revolving
   Credit Facilities           547,000       7.1%     5.02%       1.9
                            ----------- --------- --------- ----------
     Floating Rate Debt      1,526,158      19.8%     4.65%       7.6
                            ----------- --------- --------- ----------

  Total                     $7,689,153     100.0%     5.89%       6.8
                            =========== ========= ========= ==========

(1) Net of the effect of any derivative instruments. Weighted average rates are for the six months ended June 30, 2006.


              Debt Maturity Schedule as of June 30, 2006
                        (Amounts in thousands)

                                                     Weighted Weighted
                                                     Average  Average
                                                      Rates     Rates
                                                     on Fixed    on
          Fixed Rate   Floating               % of    Rate     Total
 Year        (1)       Rate (1)      Total    Total  Debt (1) Debt (1)
-------   ----------- ----------- ----------- ------ -------- --------


 2006  (2)  $258,177     $53,838    $312,015    4.1%    7.12%    7.12%
 2007        326,805      42,073     368,878    4.8%    6.88%    6.82%
 2008  (3)   548,086     576,334   1,124,420   14.6%    6.71%    6.05%
 2009        477,726     377,890     855,616   11.1%    6.44%    5.35%
 2010        279,986           -     279,986    3.6%    7.05%    7.05%
 2011        806,265      24,150     830,415   10.8%    6.86%    6.75%
 2012        535,042           -     535,042    7.0%    6.51%    6.51%
 2013        567,282           -     567,282    7.4%    5.93%    5.93%
 2014        504,085           -     504,085    6.6%    5.27%    5.27%
 2015        316,432           -     316,432    4.1%    6.54%    6.54%
 2016+ (2) 1,543,109     451,873   1,994,982   25.9%    5.74%    5.45%
          ----------- ----------- ----------- ------ -------- --------
Total     $6,162,995  $1,526,158  $7,689,153  100.0%    6.29%    6.00%
          =========== =========== =========== ====== ======== ========

(1) Net of the effect of any derivative instruments. Weighted average rates are as of June 30, 2006.

(2) 2006 includes $10.0 million of 7.57% unsecured debt with a final maturity of 2026 that has been put back to the Company effective August 15, 2006. 2016+ includes $140.0 million of 7.57% unsecured debt with a final maturity of 2026 that was not put back to the Company.

(3) Includes $547.0 million outstanding on the Company's unsecured revolving credit facility, which matures on May 29, 2008.


              Unsecured Debt Summary as of June 30, 2006
                        (Amounts in thousands)

                                                Unamortized
             Coupon     Due           Face       Premium/       Net
              Rate      Date         Amount     (Discount)    Balance
----------------------------------------------------------------------
Fixed Rate
 Notes:
              6.690%    11/01/06       $50,000        $(17)   $49,983
              7.625%    04/15/07        50,000         137     50,137
              6.900%    08/01/07        50,000         (27)    49,973
              7.540%    09/01/07 (1)     8,571           -      8,571
              4.861%    11/30/07        50,000           -     50,000
              7.500%    08/15/08 (1)   130,000           -    130,000
              4.750%    06/15/09 (2)   300,000        (811)   299,189
              6.950%    03/02/11       300,000       3,999    303,999
              6.625%    03/15/12       400,000      (1,676)   398,324
              5.200%    04/01/13       400,000        (799)   399,201
              5.250%    09/15/14       500,000        (505)   499,495
              6.584%    04/13/15       300,000        (974)   299,026
              5.125%    03/15/16       500,000        (520)   499,480
              5.375%    08/01/16       400,000      (1,871)   398,129
              7.125%    10/15/17       150,000        (732)   149,268
              7.570%    08/15/26 (3)   150,000           -    150,000
Floating Rate
 Adjustments                     (2)  (150,000)          -   (150,000)
FAS 133
 Adjustments
 - net                           (2)    (7,468)          -     (7,468)
                                    ----------------------------------
                                     3,581,103      (3,796) 3,577,307
                                    ----------------------------------

Fixed Rate Tax
 Exempt Notes:
              4.750%    12/15/28 (1)    35,600           -     35,600
              5.200%    06/15/29 (1)    75,790           -     75,790
                                    ----------------------------------
                                       111,390           -    111,390
                                    ----------------------------------

Floating Rate
 Notes:                 06/15/09 (2)   150,000           -    150,000
                                    ----------------------------------

Revolving Credit
 Facility:              05/29/08       547,000           -    547,000
                                    ----------------------------------

Total Unsecured Debt                $4,389,493     $(3,796)$4,385,697
                                    ==================================

(1) Notes are private.  All other unsecured debt is public.

(2) $150.0 million in fair value interest rate swaps converts 50% of the 4.750% Notes due June 15, 2009 to a floating interest rate.

(3) Put period expired July 15, 2006 with $10.0 million put back to the Company effective August 15, 2006.


               Selected Unsecured Public Debt Covenants

                                             June 30,    December 31,
                                               2006          2005
                                           ------------- -------------

Total Debt to Adjusted Total Assets (not
 to exceed 60%)                                44.2%         44.9%

Secured Debt to Adjusted Total Assets (not
 to exceed 40%)                                19.0%         20.0%

Consolidated Income Available For Debt
 Service To Maximum Annual Service Charges
 (must be at least 1.5 to 1)                    2.66          2.89

Total Unsecured Assets to Unsecured Debt
 (must be at least 150%)                      241.2%        261.4%

These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.



                Capital Structure as of June 30, 2006
    (Amounts in thousands except for share and per share amounts)



     Secured Debt                                $3,096,427    40%
     Secured Debt - Held for
      Sale                                          207,029     3%
     Unsecured Debt                               3,838,697    50%
     Lines of Credit                                547,000     7%
                                                ------------ -----
Total Debt                                        7,689,153   100% 35%

     Common Shares             290,955,828   93%
     OP Units                   20,653,448    7%
                               ----------- -----
Total Shares and OP Units      311,609,276  100%
Common Share Equivalents (see
 below)                            903,766
                               ------------
Total outstanding at
 quarter-end                   312,513,042
Common Share Price at June
 30, 2006                           $44.73
                               ------------
                                                 13,978,708    97%
Perpetual Preferred Equity
 (see below)                                        490,000     3%
                                                ------------ -----
Total Equity                                     14,468,708   100% 65%

Total Market Capitalization                     $22,157,861       100%


           Convertible Preferred Equity as of June 30, 2006
    (Amounts in thousands except for share and per share amounts)



                                                             Annual
                                                            Dividend
                     Redemption  Outstanding  Liquidation     Per
    Series              Date     Shares/Units    Value     Share/Unit
-------------------- ----------- ------------ ----------- ------------
Preferred Shares:
   7.00% Series E       11/1/98      473,816     $11,846        $1.75
   7.00% Series H       6/30/98       30,734         768         1.75
Preference
 Interests:
   7.625% Series J     12/14/06      230,000      11,500       3.8125
Junior Preference
 Units:
   8.00% Series B       7/29/09        7,367         184         2.00
                                 ------------ -----------
Total Convertible
 Preferred Equity                    741,917     $24,298



                       Annual      Weighted                  Common
                      Dividend     Average    Conversion      Share
       Series          Amount        Rate        Ratio     Equivalents
-------------------- ----------- ------------ ----------- ------------
Preferred Shares:
   7.00% Series E          $829                   1.1128      527,262
   7.00% Series H            54                   1.4480       44,503
Preference
 Interests:
   7.625% Series J          877                   1.4108      324,484
Junior Preference
 Units:
   8.00% Series B            15                 1.020408        7,517
                     -----------                          ------------
Total Convertible
 Preferred Equity        $1,775         7.31%                 903,766



            Perpetual Preferred Equity as of June 30, 2006
    (Amounts in thousands except for share and per share amounts)

                                 Redemption  Outstanding  Liquidation
            Series                  Date     Shares/Units    Value
------------------------------- ------------ ------------ ------------
Preferred Shares:
   9 1/8% Series C                   9/9/06      460,000     $115,000
   8.60% Series D                   7/15/07      700,000      175,000
   8.29% Series K                  12/10/26    1,000,000       50,000
   6.48% Series N                   6/19/08      600,000      150,000
                                             ------------ ------------
  Total Perpetual Preferred
   Equity                                      2,760,000     $490,000



                                   Annual
                                  Dividend      Annual      Weighted
                                    Per        Dividend     Average
            Series               Share/Unit     Amount        Rate
------------------------------- ------------ ------------ ------------
Preferred Shares:
   9 1/8% Series C                 $22.8125      $10,494
   8.60% Series D                     21.50       15,050
   8.29% Series K                     4.145        4,145
   6.48% Series N                     16.20        9,720
                                             ------------
  Total Perpetual Preferred
   Equity                                        $39,409         8.04%


        Common Share and Operating Partnership Unit (OP Unit)
                 Weighted Average Amounts Outstanding



                     YTD 2Q06     YTD 2Q05       2Q06         2Q05
                   ------------ ------------ ------------ ------------

Weighted Average
 Amounts
 Outstanding for
 Net Income
 Purposes:
   Common Shares -
    basic          289,171,660  284,899,012  289,459,922  285,283,094
   Shares issuable
    from assumed
    conversion/
    vesting of:
      - OP Units    20,505,880   20,893,584   20,556,844   20,906,578
      - share
        options/
        restricted
        shares       4,742,794    3,569,088    4,680,985    3,789,207
                   ------------ ------------ ------------ ------------
Total Common Shares
 and OP Units -
 diluted           314,420,334  309,361,684  314,697,751  309,978,879

Weighted Average
 Amounts
 Outstanding for
 FFO Purposes:
   Common Shares -
    basic          289,171,660  284,899,012  289,459,922  285,283,094
   OP Units -
    basic           20,505,880   20,893,584   20,556,844   20,906,578
                   ------------ ------------ ------------ ------------
Total Common Shares
 and OP Units -
 basic             309,677,540  305,792,596  310,016,766  306,189,672
Shares issuable
 from assumed
 conversion/vesting
 of:
      - convertible
        preferred
        shares/
        units          614,125      847,812      591,694      821,299
      - share
        options/
        restricted
        shares       4,742,794    3,569,088    4,680,985    3,789,207
                   ------------ ------------ ------------ ------------
Total Common Shares
 and OP Units -
 diluted           315,034,459  310,209,496  315,289,445  310,800,178

Period Ending
 Amounts
 Outstanding:
   Common Shares   290,955,828
   OP Units         20,653,448
                   ------------
Total Common Shares
 and OP Units      311,609,276


             Partially Owned Entities as of June 30, 2006
      (Amounts in thousands except for project and unit amounts)

                                     Consolidated
                 -----------------------------------------------------
                   Development Projects
                 ------------------------
                   Held for
                    and/or     Completed
                    Under         and
                  Development  Stabilized Lexford    Other     Total
                 ------------ ----------- -------- --------- ---------

Total
 projects    (1)           -           4       17        21        42
                 ------------ ----------- -------- --------- ---------

Total units  (1)           -         977    1,999     3,896     6,872
                 ------------ ----------- -------- --------- ---------

Operating
 information
 for the six
 months
 ended 6/30/06
 (at 100%):
  Operating
   revenue                $-      $7,863   $6,176   $26,406   $40,445
  Operating
   expenses               31       2,728    3,219     9,069    15,047
                 ------------ ----------- -------- --------- ---------
  Net operating
   income
   (loss)                (31)      5,135    2,957    17,337    25,398
  Depreciation             -       2,900    1,380     7,463    11,743
  Other                    1           -        9     1,022     1,032
                 ------------ ----------- -------- --------- ---------
  Operating
   income
   (loss)                (32)      2,235    1,568     8,852    12,623
  Interest and
   other income           67          58       31       506       662
  Interest:
    Expense
     incurred,
     net                (462)     (1,691)  (1,162)  (10,042)  (13,357)
    Amortization
     of deferred
     financing
     costs                 -         (24)     (62)      (55)     (141)
                 ------------ ----------- -------- --------- ---------
  Net income
   (loss)              $(427)       $578     $375     $(739)    $(213)
                 ============ =========== ======== ========= =========


Debt - Secured (2):
    EQR Ownership
     (3)            $127,444     $61,000  $27,730  $287,149  $503,323
    Minority
     Ownership             -           -    4,531    13,321    17,852
                 ------------ ----------- -------- --------- ---------
Total (at 100%)     $127,444     $61,000  $32,261  $300,470  $521,175
                 ============ =========== ======== ========= =========


                                                    Unconsolidated
                                                    ---------------

                                                     Institutional
                                                     Joint Ventures
                                                    ---------------

Total projects                                                  45
                                                     --------------

Total units                                                 10,846
                                                     --------------

Operating information for the
 six months ended 6/30/06 (at 100%):
  Operating revenue                                 $       49,148
  Operating expenses                                        22,004
                                                     --------------
  Net operating income (loss)                               27,144
  Depreciation                                              10,511
  Other                                                        154
                                                     --------------
  Operating income (loss)                                   16,479
  Interest and other income                                    343
  Interest:
    Expense incurred, net                                  (18,722)
    Amortization of deferred
     financing costs                                          (308)
                                                     --------------
  Net income (loss)                                 $       (2,208)
                                                     ==============


Debt - Secured (2):
    EQR Ownership (3)                               $      121,200
    Minority Ownership                                     363,600
                                                     --------------
Total (at 100%)                                     $      484,800
                                                     ==============


(1) Project and unit counts exclude all uncompleted development projects until those projects are completed. See the Consolidated Development Projects schedule for more detail.

(2) All debt is non-recourse to the Company with the exception of $28.3 million in mortgage bonds on one development project.

(3) Represents the Company's economic ownership interest.


         Consolidated Development Projects as of June 30, 2006
      (Amounts in thousands except for project and unit amounts)


                                                       Total
                                                       Book
                                                       Value
                                            Total       Not
                                  Total      Book     Placed
                        No. of   Capital    Value To    in      Total
Projects     Location    Units   Cost (1)   Date (1)  Service    Debt
----------------------------------------------------------------------

Projects Under
 Development - Wholly Owned:
----------------------------
Bella Vista  Woodland
 III          Hills, CA    264     $72,370  $45,555  $45,555       $-
Highland     Westwood,
 Glen II      MA           102      21,620    3,698    3,698        -
Emerson/CRP
 II          Boston, MA    310     161,309   19,141   19,141        -
Redmond
 Ridge       Redmond, WA   321      53,536    8,563    8,563        -
                        ----------------------------------------------

Projects Under
 Development - Wholly
 Owned                     997     308,835   76,957   76,957        -

Projects Under Development
 - Partially Owned:
--------------------------
Union        Los Angeles,
 Station      CA           278      63,325   57,133   57,133   32,525
Vintage      Ontario, CA   300      53,810   27,288   27,288   23,825
Silver       Silver
 Spring       Spring, MD   457     145,224   25,681   25,681        -
City Lofts   Chicago, IL   278      71,109    8,174    8,174        -
303 Third    Cambridge,
 Street       MA           531     242,969   32,815   32,815        -
Alta
 Pacific (2) Irvine, CA    132      39,380   14,569   14,569   28,260
                        ----------------------------------------------

Projects Under
 Development -
 Partially Owned         1,976     615,817  165,660  165,660   84,610

                        ----------------------------------------------
Projects
 Under
 Development             2,973     924,652  242,617  242,617   84,610
                        ----------------------------------------------

Land Held
 for
 Development               N/A           -  208,437  208,437   42,834
                        ----------------------------------------------

Land/Projects Held for
 and/or Under
 Development             2,973     924,652  451,054  451,054  127,444
                        ----------------------------------------------

Completed Not
 Stabilized:
-------------
2400 M St    Washington,
 (3)          D.C.         359     111,947  110,215        -   74,197

                        ----------------------------------------------
Projects
 Completed
 Not
 Stabilized                359     111,947  110,215        -   74,197
                        ----------------------------------------------

Completed And Stabilized
 During the Quarter:
------------------------

                        ----------------------------------------------
Projects Completed And
 Stabilized During the
 Quarter                     -           -        -        -        -
                        ----------------------------------------------


Total
 Projects                3,332  $1,036,599 $561,269 $451,054 $201,641
                        ==============================================




                                   Percentage  Percentage  Percentage
Projects          Location          Completed    Leased     Occupied
----------------------------------------------------------------------

Projects Under Development -
 Wholly Owned:
----------------------------
Bella Vista III   Woodland Hills, CA       57%          -           -
Highland Glen II  Westwood, MA             10%          -           -
Emerson/CRP II    Boston, MA               14%          -           -
Redmond Ridge     Redmond, WA               1%          -           -


Projects Under Development -
 Partially Owned:
----------------------------------
Union Station     Los Angeles, CA          91%          -           -
Vintage           Ontario, CA              35%          -           -
Silver Spring     Silver Spring, MD         4%          -           -
City Lofts        Chicago, IL               1%          -           -
303 Third Street  Cambridge, MA             1%          -           -
Alta Pacific (2)  Irvine, CA                2%          -           -


Completed Not Stabilized:
-------------------------
2400 M St (3)     Washington, D.C.        100%         38%         22%



                                      Total
NOI CONTRIBUTION FROM DEVELOPMENT    Capital     Q2 2006
 PROJECTS                            Cost (1)      NOI
                                  ------------------------
Projects Under
 Development                         $924,652        $(29)
Completed Not
 Stabilized                           111,947        (166)
Completed And Stabilized During
 the Quarter                                -           -
                                  ------------------------
Total Development/Newly Stabilized
 NOI Contribution                  $1,036,599       $(195)
                                  ========================





                                             Estimated     Estimated
                                             Completion  Stabilization
Projects           Location                     Date          Date
----------------------------------------------------------------------

Projects Under Development - Wholly
 Owned:
--------------------------------------
Bella Vista III    Woodland Hills, CA          4Q 2006         3Q 2007
Highland Glen II   Westwood, MA                1Q 2007         4Q 2007
Emerson/CRP II     Boston, MA                  2Q 2008         1Q 2009
Redmond Ridge      Redmond, WA                 1Q 2008         2Q 2010


Projects Under Development - Partially
 Owned:
--------------------------------------
Union Station      Los Angeles, CA             3Q 2006         1Q 2008
Vintage            Ontario, CA                 2Q 2007         1Q 2008
Silver Spring      Silver Spring, MD           1Q 2008         1Q 2010
City Lofts         Chicago, IL                 3Q 2008         2Q 2009
303 Third Street   Cambridge, MA               3Q 2008         1Q 2010
Alta Pacific (2)   Irvine, CA                  3Q 2007         2Q 2008


Completed Not Stabilized:
-------------------------
2400 M St (3)      Washington, D.C.          Completed         3Q 2007


(1) Total capital cost represents estimated development cost for projects under development and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects.

(2) Debt is primarily tax-exempt bonds that are entirely outstanding, with $19.2 million unfunded and classified as deposits - restricted in the consolidated balance sheets at 6/30/06.

(3) EQR acquired its partner's interest on 4/28/2006 and now wholly-owns the property. Total Book Value to Date does not include additional purchase consideration of $30.7MM.



   Consolidated Condominium Conversion Projects as of June 30, 2006
      (Amounts in thousands except for project and unit amounts)





                                                     Units
                                          ----------------------------
                                                        Available for
                                                             Sale
                                                        --------------
                         Project
                          Start  Estimated               Sold
                          Date     Close          Units   Not   Avail-
Projects    Location       (1)   Out Date  Total  Closed Closed  able
----------------------------------------------------------------------

For Sale
--------
Fairway     Pembroke
 Greens      Pines, FL   Q1 2005  Q3 2006    152    145      -      7
Magnuson
 Pointe     Seattle, WA  Q1 2005  Q4 2006    105     80     23      2
Timber      Woodinville,
 Ridge       WA          Q1 2005  Q1 2007    203    125     35     43
Milano      Scottsdale,
 Terrace     AZ          Q2 2005  Q2 2007    224     90     42     92
Braewood    Bothell, WA  Q2 2005  Q4 2006     84     33     16     35
South Palm
 Place      Tamarac, FL  Q2 2005  Q3 2007    208     36     62    110
Chantecleer Naperville,
 Lakes       IL          Q4 2005  Q4 2007    304     70     65    169
Fifth Avenue
 North (2)  Seattle, WA  Q2 2005  Q4 2006     62     35      5     22
Parkside    Seattle, WA  Q4 2005  Q4 2006     44     16      8     20
Bella Vista Phoenix, AZ  Q4 2005  Q1 2008    248      -      9    239
Oaks at
 Falls      Falls Church,
 Church      VA          Q4 2005  Q4 2007    176      -      -    176
Regency     Centreville,
 Park        VA          Q4 2005  Q1 2008    252      -      -    252
Alameda     Scottsdale,
 Ranch       AZ          Q4 2005  Q4 2008    272      -      -    272
Azure Creek Phoenix, AZ  Q2 2006  Q1 2008    160      -      -    160
Park        Bloomingdale,
Bloomingdale IL          Q2 2006  Q1 2008    250      -      -    250
                                          ----------------------------

                                           2,744    630    265  1,849

Closed Out
----------
Tuscany     Scottsdale,
 Villas      AZ          Q4 2004  Q1 2006    180    180      -      -
Venetian I
 & II       Phoenix, AZ  Q1 2004  Q1 2006    264    264      -      -
Four Lakes  Lisle, IL    Q4 2001  Q2 2006    942    942      -      -
Atlas (3)   Washington,
             DC          Q4 2004  Q2 2006    141    141      -      -
Grand       Plantation,
 Marquis     FL          Q4 2004  Q2 2006    198    198      -      -
Projects closed out
 prior to 2006                             1,914  1,914      -      -
                                          ----------------------------

                                           3,639  3,639      -      -

Totals                               20    6,383  4,269    265  1,849
                                          ============================



                                                2006 YTD Activity
                                           ---------------------------

                         Project                               FFO
                          Start  Estimated                 Incremental
                          Date     Close    Units   Sales    Gain on
Projects    Location      (1)    Out Date   Closed  Price      Sale
------------------------------------------ ---------------------------

For Sale
--------
Fairway     Pembroke
 Greens      Pines, FL   Q1 2005  Q3 2006      42   $8,448     $2,261
Magnuson
 Pointe     Seattle, WA  Q1 2005  Q4 2006      45   11,384      3,658
Timber      Woodinville,
 Ridge       WA          Q1 2005  Q1 2007      97   17,337      4,589
Milano      Scottsdale,
 Terrace     AZ          Q2 2005  Q2 2007      80   18,544      5,611
Braewood    Bothell, WA  Q2 2005  Q4 2006      33    6,779      1,925
South Palm
 Place      Tamarac, FL  Q2 2005  Q3 2007      36    6,462      1,153
Chantecleer Naperville,
 Lakes       IL          Q4 2005  Q4 2007      70   10,237      1,694
Fifth
 Avenue
 North (2)  Seattle, WA  Q2 2005  Q4 2006      35    9,992      2,200
Parkside    Seattle, WA  Q4 2005  Q4 2006      16    3,746        773
Bella Vista Phoenix, AZ  Q4 2005  Q1 2008       -        -          -
Oaks at
 Falls      Falls Church,
 Church      VA          Q4 2005  Q4 2007       -        -          -
Regency     Centreville,
 Park        VA          Q4 2005  Q1 2008       -        -          -
Alameda     Scottsdale,
 Ranch       AZ          Q4 2005  Q4 2008       -        -          -
Azure Creek Phoenix, AZ  Q2 2006  Q1 2008       -        -          -
Park        Bloomingdale,
Bloomingdale IL          Q2 2006  Q1 2008       -        -          -
                                           ---------------------------

                                              454   92,929     23,864

Closed Out
----------
Tuscany     Scottsdale,
 Villas      AZ          Q4 2004  Q1 2006       2      331        100
Venetian I
 & II       Phoenix, AZ  Q1 2004  Q1 2006       1      204       (152)
Four Lakes  Lisle, IL    Q4 2001  Q2 2006      46    7,688        892
Atlas (3)   Washington,
             DC          Q4 2004  Q2 2006       6    3,006        416
Grand       Plantation,
 Marquis     FL          Q4 2004  Q2 2006      16    2,998        517
Projects closed out
 prior to 2006                                  -        -      1,056
                                           ---------------------------

                                               71   14,227      2,829

Totals                                 20     525 $107,156    $26,693
                                           ===========================


Gross incremental gain on sales
 of condominium units                                         $26,693
Provision for income taxes                                     (8,140)
                                                           -----------
Net incremental gain on sales
 of condominium units                                          18,553
Property management and general and
 administrative expenses                                       (2,974)
Discontinued operating income                                     716
                                                           -----------

Net Income - Condominium Division (4)                         $16,295
                                                           ===========



                                                    2Q 2006
                                           ---------------------------

                         Project                               FFO
                          Start  Estimated                 Incremental
                          Date     Close    Units   Sales    Gain on
Projects    Location      (1)    Out Date   Closed   Price    Sale
------------------------------------------ ---------------------------

For Sale
--------
Fairway     Pembroke
 Greens      Pines, FL   Q1 2005  Q3 2006      10   $1,979       $429
Magnuson
 Pointe     Seattle, WA  Q1 2005  Q4 2006      31    8,036      2,729
Timber      Woodinville,
 Ridge       WA          Q1 2005  Q1 2007      67   12,478      3,451
Milano      Scottsdale,
 Terrace     AZ          Q2 2005  Q2 2007      37    8,874      2,531
Braewood    Bothell, WA  Q2 2005  Q4 2006      33    6,779      1,925
South Palm
 Place      Tamarac, FL  Q2 2005  Q3 2007      36    6,462      1,153
Chantecleer Naperville,
 Lakes       IL          Q4 2005  Q4 2007      70   10,237      1,694
Fifth
 Avenue
 North (2)  Seattle, WA  Q2 2005  Q4 2006      35    9,992      2,200
Parkside    Seattle, WA  Q4 2005  Q4 2006      16    3,746        773
Bella Vista Phoenix, AZ  Q4 2005  Q1 2008       -        -          -
Oaks at
 Falls      Falls Church,
 Church      VA          Q4 2005  Q4 2007       -        -          -
Regency     Centreville,
 Park        VA          Q4 2005  Q1 2008       -        -          -
Alameda     Scottsdale,
 Ranch       AZ          Q4 2005  Q4 2008       -        -          -
Azure Creek Phoenix, AZ  Q2 2006  Q1 2008       -        -          -
Park        Bloomingdale,
Bloomingdale IL          Q2 2006  Q1 2008       -        -          -
                                          ----------------------------

                                              335   68,583     16,885

Closed Out
----------
Tuscany     Scottsdale,
 Villas      AZ          Q4 2004  Q1 2006       -        -        (27)
Venetian I
 & II       Phoenix, AZ  Q1 2004  Q1 2006       -        -       (103)
Four Lakes  Lisle, IL    Q4 2001  Q2 2006      16    2,740        396
Atlas (3)   Washington,
             DC          Q4 2004  Q2 2006       1      430        250
Grand       Plantation,
 Marquis     FL          Q4 2004  Q2 2006       2      388       (125)
Projects closed out prior
 to 2006                                        -        -       (430)
                                          ----------------------------

                                               19    3,558        (39)

Totals                                 20     354  $72,141    $16,846
                                          ============================


Gross incremental gain on sales of
 condominium units                                            $16,846
Provision for income taxes                                     (5,420)
                                                           -----------
Net incremental gain on sales of
 condominium units                                             11,426
Property management and general and
 administrative expenses                                       (1,235)
Discontinued operating income                                       9
                                                           -----------

Net Income - Condominium Division (4)                         $10,200
                                                           ===========


(1) Project start date represents the date that each respective property was acquired by the taxable REIT subsidiary and included in discontinued operations.

(2) Includes the sale of 3,744 square feet of retail space, which amounted to a gain of $89,100 on proceeds of $956,500.

(3) Partially owned project; incremental gain on sale represents portion attributable to the Company.

(4) Excludes interest income and interest expense specific to condominium conversion projects.


   Maintenance Expenses and Capitalized Improvements to Real Estate
                For the Six Months Ended June 30, 2006
      (Amounts in thousands except for unit and per unit amounts)


                         ---------------------------------------------
                                     Maintenance Expenses
                         ---------------------------------------------

                  Total            Avg.           Avg.            Avg.
                  Units  Expense   Per  Payroll   Per             Per
                  (1)      (2)     Unit   (3)     Unit   Total    Unit
                -------- -------------- -------------- ---------------

Established
 Properties (6) 116,680  $38,109  $327  $35,144  $301   $73,253  $628

New Acquisition
 Properties (7)  25,874    9,369   400    6,464   276    15,833   676

Properties Held
 for Sale (8)    27,248    6,419   235    4,708   173    11,127   408

Other (9)         7,291    5,005          5,118          10,123
                -------- --------       --------       ---------

Total           177,093  $58,902        $51,434        $110,336
                ======== ========       ========       =========


                 -----------------------------------------------------
                        Capitalized Improvements to Real Estate
                 -----------------------------------------------------

                                Avg.  Building    Avg.            Avg.
                  Replacements  Per  Improvements Per             Per
                      (4)       Unit     (5)      Unit   Total    Unit
                 ------------------- ----------------- ---------------

Established
 Properties (6)       $21,180  $181     $36,854  $316   $58,034  $497

New Acquisition
 Properties (7)         4,191   179      10,886   465    15,077   644

Properties Held
 for Sale (8)           5,495   202       3,457   127     8,952   329

Other (9)              10,006            14,372          24,378
                 -------------       -----------       ---------

Total                 $40,872           $65,569        $106,441
                 =============       ===========       =========


                                                     -----------------
                                                           Total
                                                        Expenditures
                                                     -----------------

                                                                 Avg.
                                                       Grand     Per
                                                       Total     Unit
                                                     -----------------

Established Properties (6)                           $131,287  $1,125

New Acquisition Properties (7)                         30,910   1,320

Properties Held for Sale (8)                           20,079     737

Other (9)                                              34,501
                                                     ---------

Total                                                $216,777
                                                     =========


(1) Total units exclude 10,846 unconsolidated units and 3,643 military housing (fee managed) units.

(2) Maintenance expenses include general maintenance costs, unit turnover costs including interior painting, regularly scheduled landscaping and tree trimming costs, security, exterminating, fire protection, snow and ice removal, elevator repairs, and other miscellaneous building repair costs.

(3) Maintenance payroll includes employee costs for maintenance, cleaning, housekeeping, and landscaping.

(4) Replacements include new expenditures inside the units such as appliances, mechanical equipment, fixtures and flooring, including carpeting.

(5) Building improvements include roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6) Wholly Owned Properties acquired prior to January 1, 2004.

(7) Wholly Owned Properties acquired during 2004, 2005 and 2006. Per unit amounts are based on a weighted average of 23,422 units.

(8) Properties held for sale include the entire Lexford Portfolio; 27,115 units under contract as previously disclosed and 133 miscellaneous units to be sold separately.

(9) Includes properties either Partially Owned or sold during the period, commercial space, condominium conversions and $3.4 million included in building improvements spent on seven specific assets related to major renovations and repositioning of these assets.


                        Discontinued Operations
                        (Amounts in thousands)

                   Six Months Ended June 30,   Quarter Ended June 30,
                   ------------------------- -------------------------
                       2006         2005         2006         2005
                   ------------------------- -------------------------

REVENUES
Rental income         $116,323     $190,537      $50,855      $92,071
Fee and asset
 management                  -          464            -          231
                   ------------ ------------ ------------ ------------
     Total
      revenues         116,323      191,001       50,855       92,302
                   ------------ ------------ ------------ ------------

EXPENSES (1)
Property and
 maintenance            42,469       62,075       19,845       30,900
Real estate taxes
 and insurance          13,884       23,650        5,792       10,594
Property
 management              5,934        5,118        3,156        2,581
Depreciation            25,548       47,030       10,795       22,368
General and
 administrative            826          706          389          284
                   ------------ ------------ ------------ ------------
     Total
      expenses          88,661      138,579       39,977       66,727
                   ------------ ------------ ------------ ------------

Discontinued
 operating income       27,662       52,422       10,878       25,575

Interest and other
 income                  1,015          469           37          439
Interest (2):
     Expense
      incurred,
      net              (10,677)     (17,701)      (4,985)      (8,564)
     Amortization
      of deferred
      financing
      costs               (633)        (273)        (586)        (125)
                   ------------ ------------ ------------ ------------

Discontinued
 operations             17,367       34,917        5,344       17,325
Minority Interests
 - Operating
 Partnership            (1,143)      (2,374)        (351)      (1,178)
                   ------------ ------------ ------------ ------------
Discontinued
 operations, net
 of minority
 interests              16,224       32,543        4,993       16,147
                   ------------ ------------ ------------ ------------

Net gain on sales
 of discontinued
 operations            502,297      248,875      129,796      108,171
Minority Interests
 - Operating
 Partnership           (33,051)     (16,923)      (8,515)      (7,356)
                   ------------ ------------ ------------ ------------
Gain on sales of
 discontinued
 operations, net of
 minority interests    469,246      231,952      121,281      100,815
                   ------------ ------------ ------------ ------------

Discontinued
 operations, net
 of minority
 interests            $485,470     $264,495     $126,274     $116,962
                   ============ ============ ============ ============


Note: Discontinued operations includes the Lexford Housing Division.

(1) Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company's period of ownership.

(2) Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.



As a result of the Securities and Exchange Commission's Regulation FD, the Company will provide earnings guidance in its quarterly earnings release. These projections are based on current expectations and are forward-looking.


           2006 Earnings Guidance (per share diluted)
           ------------------------------------------

                                           Q3 2006          2006
                                       --------------- ---------------

  Expected EPS (1)                      $0.11 to $0.16  $3.28 to $3.48
  Add:  Expected depreciation expense        0.47            1.92
  Less: Expected net gain on sales (1)          -           (2.90)

                                       --------------- ---------------
  Expected FFO (2)                      $0.58 to $0.63  $2.30 to $2.50
                                       =============== ===============


            Same-Store Assumptions
            ----------------------

                                            2006
                                       ---------------

  Physical occupancy                       94.5%

  Revenue change                       5.25% to 5.75%

  Expense change                       2.50% to 3.50%

  NOI change                           6.50% to 8.00%

  Acquisitions                          $2.0 billion

  Dispositions                          $2.2 billion


(1) Earnings per share ("EPS") represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected EPS is calculated on a basis consistent with actual EPS. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual EPS could differ materially from expected EPS.

(2) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. Expected FFO is calculated on a basis consistent with actual FFO.

    CONTACT: Equity Residential
             Marty McKenna, 312-928-1901